AMENDMENT TO


                             JOINT VENTURE AGREEMENT


                                       OF


                              EDNA VALLEY VINEYARD





         THIS AMENDMENT (the "Amendment") is made and entered into as of this 23rd day of December, 1996, by and between Paragon Vineyard Co., Inc., a Nevada corporation ("Paragon"), and Chalone Wine Group, Ltd., a California corporation ("Chalone").


                                    RECITALS


         A. Paragon and Chalone entered into a Joint Venture Agreement on April 18, 1980, pursuant to which the parties established the Edna Valley Vineyard Joint Venture. The original Joint Venture Agreement was amended and restated as of January 1, 1991 (hereinafter, the "1991 Joint Venture Agreement"). The 1991 Joint Venture Agreement, as amended herein, is referred to hereinafter as the "Joint Venture Agreement," and the joint venture established thereby is referred to hereinafter as the "Joint Venture."


         B. Paragon and Chalone desire to amend the 1991 Joint Venture Agreement in those respects specified herein, and only in those respects specified herein.


         IN CONSIDERATION of the foregoing and the mutual covenants set forth herein, Paragon and Chalone agree as follows:


1.       Amendments to Article I (Defined Terms)


         The terms defined in Article I of the 1991 Joint Venture Agreement are hereby revised to read as follows:


         "Amended Grape Purchase Agreement" refers to the Revised Grape Purchase Agreement by and between Paragon and the Joint Venture, dated January 1, 1991, as amended by that Amended and Restated Grape Purchase Agreement substantially in the form of Exhibit A hereto.

         "Amended Ground Lease" refers to the Ground Lease by and between Paragon and the Joint Venture, dated as of June 1, 1991, as amended by that Amendment to Ground Lease substantially in the form of Exhibit B hereto.

         "Brand Name LLC" refers to Edna Valley Brand Name LLC, a California limited liability company, to be organized pursuant to the provisions of Section
6.1 of the Joint Venture Agreement.


         "Chalone" refers to Chalone Wine Group, Ltd., a California corporation.


         "Change in Control" refers to (i) the acquisition, directly or indirectly, by a single Person or a group of Affiliated Persons, even if such Person or group of Affiliated Persons is or are, as of the date of the 1991 Joint Venture Agreement, shareholders of Chalone, of more than fifty percent (50%) of the outstanding shares of voting capital stock of a Joint Venture Partner (or of securities convertible into more than fifty percent (50%) of the outstanding shares of voting capital stock of a Joint Venture Partner), or (ii) the consummation of any merger or reorganization of a Joint Venture Partner or any sale of or other disposition, in one transaction or in a series of related transactions, of all or substantially all of its assets, if, as a result of such merger, reorganization, or disposition of assets, the holders (excluding therefrom any holder or holders that, directly or through Affiliates, control the surviving, reorganized, or acquiring corporation or entity) of the shares of voting capital stock of the Joint Venture Partner, immediately before consummation of such transaction, own, immediately after consummation of such transaction, equity securities (other than options, warrants, or rights to acquire equity securities) possessing less than fifty percent (50%) of the voting power of the surviving, reorganized, or acquiring corporation (or any corporation in control of the surviving, reorganized, or acquiring corporation). "Change in Control" shall also refer to any acquisition of the outstanding shares of voting capital stock of a Joint Venture Partner or the consummation of any merger or reorganization of a Joint Venture Partner or any sale of or other disposition of all or substantially all of its assets that is part of a plan or scheme to avoid the precise definitions of the term "Change in Control" as specified in clauses (i) or (ii) above. Notwithstanding any of the foregoing, no Change in Control of Paragon shall be deemed to have occurred solely by reason of a sale by Paragon of the Vineyard or other assets pursuant to the provisions of Article XI hereof, and no change in control of Chalone shall be deemed to have occurred if one or any combination of W. Philip Woodward, Domaines Barons de Rothschild (Lafite) Summus Financial, Inc., Hook Financial, Inc., or Ojai Ranch and Investment Company, Inc., acquires control of Chalone, or controls a corporation or entity into which Chalone is merged or to which Chalone sells all or substantially all of its assets, or acquires control of Chalone as a result of any reorganization of Chalone. In addition, for purposes of this definition, there shall be disregarded transfers by a shareholder of a Joint Venture Partner to the shareholder's lineal descendants and ancestors, to the shareholder's brothers, sisters, nephews, nieces, spouses, former spouses, and issue of spouses or former spouses, and to trusts established for the shareholder or for any of the foregoing.


         "Joint Venture" refers to the joint venture created under the Old Agreement and modified and continued by the 1991 Joint Venture Agreement, as amended by the Amendment.


         "Option" is deleted as a definition of Article I.


         "Revised License Agreement" refers to the License Agreement by and between Paragon and the Joint Venture, dated as of January 1, 1991, as amended by that Revised License Agreement substantially in the form of Exhibit C-1 hereto.


         "Substantial  Change in  Management"  is  deleted  as a  definition  of
Article I.


2.       Amendments  to  Article  II  of  the  1991  Joint   Venture   Agreement
         (Formation, Name, Place of Business, and Purpose)


         Article II of the 1991 Joint Venture Agreement is hereby amended in its entirety to read as follows:


         2.1      Formation


                  The parties entered into this Joint Venture on April 18, 1980, and by the 1991 Joint Venture Agreement, as amended by this Amendment, wish to define their rights and obligations. The Joint Venture shall be governed by the Uniform Partnership Act of the State of California, as from time to time amended, except as expressly provided herein to the contrary.


         2.2      Name, Place of Business


                  The Joint Venture shall be conducted under the name "EDNA VALLEY VINEYARD." Unless and until changed by the Review Committee, the principal executive office of the Joint Venture shall be 621 Airpark Road, Napa, California 94558."

3.       Amendments to Article III of the 1991 Joint Venture Agreement (Term)


         Article III of the 1991 Joint Venture Agreement is hereby amended in its entirety to read as follows:


         3.1      Term


                  The Joint Venture commenced on April 18, 1980, and shall continue indefinitely until dissolution pursuant to the provisions hereof.


         3.2      Chalone's Deposit and Application Thereof


                  Pursuant to Section 3.3 of the 1991 Joint Venture Agreement, Chalone has deposited with Paragon One Million Seventy Thousand Dollars ($1,070,000) (hereinafter, the "Deposit") for the purpose of ensuring Chalone's right to extend the term of the Joint Venture from December 31, 1999 to an indefinite term. Chalone shall apply one-third of the Deposit to reduce each of the payments required by Sections 3.4, 3.5, and 3.6 hereof.


         3.3      Chalone's  Purchase of a 14.1711% Vested Interest in the Joint
                  Venture


                  For the purpose of acquiring a 14.1711% vested interest in the Joint Venture, and subject to the provisions of Section 3.9 hereof, Chalone shall pay to Paragon, on or before November 15, 1996, One Million Five Hundred Ninety Thousand Dollars ($1,590,000). If the aforesaid payment is not paid on or before November 15, 1996, then the aforesaid amount shall be paid by Chalone to Paragon, within three (3) days after the date of execution of this Amendment, together with interest thereon at the Compound Rate from November 15, 1996.


         3.4 Chalone's Purchase of An Additional 12.5371% Vested Interest in the Joint Venture


                  For the purpose of acquiring an additional 12.5371% vested interest in the Joint Venture, and subject to the provisions of Section 3.9 hereof, Chalone shall pay to Paragon, on or before December 15, 1997, One Million Four Hundred Six Thousand Six Hundred Sixty-Seven Dollars ($1,406,667), $1,050,000 in cash and $356,667 by application of one-third of the Deposit.

         3.5 Chalone's Purchase of An Additional 12.5371% Vested Interest in the Joint Venture


                  For the purpose of acquiring an additional 12.5371% vested interest in the Joint Venture, and subject to the provisions of Section 3.9 hereof, Chalone shall pay to Paragon, on or before December 15, 1999, One Million Four Hundred Six Thousand Six Hundred Sixty-Seven Dollars ($1,406,667), $1,050,000 in cash and $356,667 by application of one-third of the Deposit.


         3.6 Chalone's Purchase of An Additional 10.7547% Vested Interest in the Joint Venture


                  For the purpose of acquiring an additional 10.7547% vested interest in the Joint Venture, and subject to the provisions of Section 3.9 hereof, Chalone shall pay to Paragon, on or before December 15, 2001, One Million Two Hundred Six Thousand Six Hundred Sixty-Seven Dollars ($1,206,666), $850,000 in cash and $356,666 by application of one-third of the Deposit.


         3.7      Chalone's Purchase of a 50% Interest in Brand Name LLC


                  Concurrently with its payment for an additional 10.7547% vested interest in the Joint Venture pursuant to Section 3.6 hereof, and subject to the provisions of Section 3.9 hereof, Chalone shall pay to Paragon Two Hundred Thousand Dollars ($200,000) for 50% of the issued and outstanding membership interests in Brand Name LLC, pursuant to an Option to Purchase Membership Interest substantially in the form of Exhibit C-5 hereto.


         3.8 Grace Period for Payments Called For by Section 3.4, 3.5, 3.6, and 3.7 Hereof


                  Chalone shall have a ten (10) day grace period beyond the due date of any payment called for by Sections 3.4, 3.5, 3.6, or 3.7 hereof or, if later, three (3) days after notice by Paragon to Chalone demanding any payment called for by Sections 3.4, 3.5, 3.6, or 3.7 hereof, during which it may make the payment called for thereunder, without interest.


         3.9 Paragon's Rights in the Event that Chalone Fails to Make Any Payment Called for by Section 3.4, 3.5, 3.6 or 3.7 Hereof


                  (a) In the event that Chalone elects not to make any payment called for by Section 3.4, 3.5, 3.6 or 3.7 hereof, and such failure continues beyond the grace period provided for by Section 3.8 hereof (hereinafter, a "No Payment Election"), then and in such event Chalone shall have no right to acquire an additional vested interest in the Joint Venture pursuant to the provisions of Section 3.4, 3.5, or 3.6 hereof, as the case may be, shall have no right to acquire an interest in Brand Name LLC pursuant to the provisions of Section 3.7 hereof, shall forfeit to Paragon the unallocated portion of the Deposit, shall have no right to receive any portion of the proceeds of sale of the Brand Name pursuant to the provisions of Section 6.2 of the Joint Venture Agreement, and, in addition, Paragon, by written notice to Chalone, may remove Chalone as Managing Joint Venture Partner of the Joint Venture and appoint one or more persons to act as Chalone's successor (which persons may include Paragon), which person(s) shall assume those duties and responsibilities and be entitled to those rights and benefits of the Managing Joint Venture Partner under the Joint Venture Agreement.


                  (b) In the event that Chalone makes a No Payment Election, then and in such event, from and after the effective date of the No Payment Election, the procedures of the Review Committee shall be modified in the following respects, and in the following respects only:


                           (i) All decisions made by the Review  Committee shall
              be by approval of a "majority in interest" of the members of the Review Committee. For this purpose, the members of the Review Committee appointed by Chalone shall have, in the aggregate, a voting interest on matters subject to Review Committee decision or approval equal to the vested interest in the Joint Venture actually paid for by Chalone pursuant to the foregoing provisions of this Article III of the Joint Venture Agreement (not taking into account, in the amount considered paid for by Chalone, that portion of the Deposit forfeited by Chalone pursuant to the provisions of Section 3.9 hereof), and the members of the Review Committee appointed by Paragon shall have, in the aggregate, a voting interest on matters subject to the decision or approval of the Review Committee equal to 100% minus the voting interest of the members of the Review Committee appointed by Chalone, determined as aforesaid.


                           (ii) Notice of regular  and  special  meetings of the
              Review Committee shall be provided as set forth in Section 8.2(d) and (e) of the 1991 Joint Venture Agreement.


                           (iii) The attendance at a meeting of the Review Committee of one or more members possessing a majority in interest of the voting power of the Review Committee shall constitute a quorum of the Committee for the transaction of business.

                           (iv) The transaction of any meeting of the Committee,
              however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call or notice if a quorum be present and if, either before or after the meeting, the members possessing a majority in interest of the voting power of the members of the Review Committee sign a written waiver of notice, a consent to holding such a meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the records of the Committee and made part of the minutes of the meeting.


                           (v) Any action  required or  permitted to be taken by
              the Review Committee may be taken without a meeting and without prior notice if all members of the Committee shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Committee and shall be filed with the minutes of the proceedings of the Committee.


                           (vi) The members of the Committee may  participate in
              meetings of the Committee as permitted by Section 8.2(g) of the 1991 Joint Venture Agreement.


                           (vii) The Review Committee shall possess the power to
              hire and discharge the winemaker of the Winery:  the provisions of
              Section 8.1(c) of the Joint Venture Agreement shall be of no further force or effect, and Chalone shall no longer have the power, granted by Section 8.1(c) of the Joint Venture Agreement, to force a discharge of the general manager of the Winery or, if there is no general manager of the Winery, the winemaker of the Winery by an expression of 'no confidence.'


         3.10     Revision of Article VII of Joint Venture Agreement


                  (a) In the event that Chalone makes a No Payment Election, then and in such event, from and after the effective date of the No Payment Election, all distributions of Available Cash made pursuant to Section 7.1 of the Joint Venture Agreement shall be allocated and distributed to Chalone in an amount equal to the vested interest in the Joint Venture actually paid for by Chalone pursuant to the foregoing provisions of this Article III of the Joint Venture Agreement (not taking into account, in the amount considered paid for by Chalone, that portion of the Deposit forfeited by Chalone pursuant to the provisions of Section 3.9 hereof), with the balance of the distributions of Available Cash allocated and distributed to Paragon. The relative percentages of distributions of Available Cash, determined as aforesaid, shall also be used in allocating any "remaining gain" to be allocated to the Joint Venture Partners pursuant to the provisions of
Section 7.2(b) of the Joint Venture Agreement, and in allocating between the Partners all income, gains, losses, deductions, and credits, and each item thereof, to be allocated between the Joint Venture Partners pursuant to the provisions of Section 7.2(c) of the Joint Venture Agreement."


4. Amendments to Article IV of the 1991 Joint Venture Agreement (Chalone's Purchase of a One-half Interest in the Winery and the Expansion Thereof)


         Article IV of the 1991 Joint Venture Agreement is hereby amended in the following respects and in the following respects only.


         Section 4.7 is hereby added to Article IV to read in its entirety as follows:


         4.7      Amended Ground Lease


                  The Joint Venture shall, concurrently with this Amendment, enter into an Amended Ground Lease with Paragon, substantially in the form of Exhibit B hereto. Pursuant to the Amended Ground Lease, the Joint Venture shall lease additional acreage from Paragon, and shall pay increased rent to Paragon under the Amended Ground Lease equal to the rent called for under the Ground Lease for any applicable period multiplied by a fraction, the numerator of which is the acreage included in the Amended Ground Lease and the denominator of which is the acreage included in the Ground Lease."





5. Amendments to Article V of the 1991 Joint Venture Agreement (Supply of Grapes by Paragon to the Joint Venture)


         Article V of the 1991 Joint Venture Agreement is hereby amended in its entirety to read as follows:


         5.1      Revision of Grape Purchase Agreement


                  (a) Paragon and the Joint Venture shall, concurrently with the execution of this Amendment, enter into an Amended and Restated Grape Purchase Agreement, substantially in the form of Exhibit A hereto. The Joint Venture may, upon Review Committee approval, purchase and resell, or vint as bulk wine, a portion of the grapes required to be purchased by the Joint Venture from Paragon.


                  (b) The obligation of Paragon to use its best reasonable efforts to supply the Joint Venture with Chardonnay grapes pursuant to the Amended Grape Purchase

Agreement shall be subject to Paragon's obligations to customers other than the Joint Venture (as said customers may be replaced by new customers from time to time). By way of illustration and not limitation, should weather conditions or other circumstances beyond Paragon's control limit the harvest in any one year, then the grapes sold to the Joint Venture by Paragon would be reduced pro-rata based upon the Joint Venture's share of the year's projected harvest, as determined in good faith by Paragon. It is agreed that because of the fact that different customers of Paragon may purchase grapes for delivery at different times during the harvest, any good faith allocation made by Paragon of its harvest among its customers on or prior to September 1st of each year shall be binding and conclusive upon the Joint Venture.


                  (c) Other than as expressly contemplated by Article XI hereof, by the Amended Grape Purchase Agreement, or as expressly provided by the business plan adopted pursuant to the provisions of Section 8.5(a) hereof, as the same may be amended from time to time, or as permitted by Paragon's written consent, the Joint Venture shall not purchase bulk wine or vint grapes from any source other than Paragon."


6. Amendments to Article VI of the 1991 Joint Venture Agreement (License of Brand Name)


         Article VI of the 1991 Joint Venture Agreement is hereby amended in its entirety to read as follows:


         6.1      Ownership of the Brand Name


                  The brand name "Edna Valley Vineyard" (the "Brand Name") is currently the property of Paragon. The Brand Name is licensed to the Joint Venture pursuant to that certain License Agreement by and between Paragon and the Joint Venture, dated as of January 1, 1991 (the "License Agreement"). Concurrently with the execution of this Amendment, the Joint Venture and Paragon shall enter into a Revised License Agreement substantially in the form of Exhibit C-1 hereto. On December 12, 1996, Paragon organized a California limited liability company with the name "Edna Valley Brand Name, LLC" (hereinafter, "Brand Name LLC") pursuant to Articles of Organization and an Operating Agreement in the form of C-2 and C-3 hereto. The two members of Brand Name LLC are Paragon and James H. Niven. Mr. Niven shall withdraw as a member of Brand Name LLC at such time as Chalone acquires an interest in and becomes a member of Brand Name LLC pursuant to the provisions of Section 3.7 of the Joint Venture Agreement. Concurrently with the execution of this Amendment, Paragon shall contribute all of its right, title, and interest in and to the Brand Name to Brand Name LLC, in exchange for substantially all of the membership interests in Brand Name LLC. Concurrently with the execution of this Amendment, Paragon shall assign all of its right, title, and interest as licensor under the Revised License Agreement to Brand Name LLC, and Brand Name LLC shall assume all rights and obligations of Paragon, as licensor, under the Revised License Agreement pursuant to an Assignment and Assumption Agreement, substantially in the form of Exhibit C-4 hereto. No member of Brand Name LLC may transfer its interest in Brand Name LLC without the prior written consent of the other member, which consent may be withheld in the member's sole and absolute discretion; provided, however, that the aforesaid restriction shall not prevent a transfer of the interest in Brand Name LLC by a member pursuant to a Change in Control of the member, as the term Change in Control is defined by the Joint Venture Agreement.


         6.2      Sharing of Proceeds From Any Sale of the Brand Name


                  (a) Should Brand Name LLC, during the term of the Joint Venture Agreement, sell its rights to the Brand Name, whether by themselves or as a part of the sale by Paragon of the Vineyard, and, at the time of such sale, Chalone has not yet exercised the option granted to it by the Option to Purchase Membership Interests, then and in such event Paragon (on its own behalf and on behalf of Brand Name LLC) agrees that Chalone shall be entitled to 50% of the proceeds from any such sale attributable to the Brand Name; provided, however, that Chalone's entitlement to 50% of the proceeds as aforesaid is conditional upon Chalone's having timely made all payments called for by Sections 3.4, 3.5, and 3.6 hereof theretofore falling due, and upon its prompt payment of such sums as remain to be paid under said Sections in full to Paragon; provided further, however, that Chalone's entitlement to 50% of the proceeds as aforesaid is further conditioned upon Chalone's purchasing a 50% membership in Brand Name LLC pursuant to the provisions of 3.7 hereof. In addition, if Chalone has timely made all payments called for by Sections 3.4, 3.5, and 3.6 hereof, theretofore falling due, any sale, assignment, encumbrance, or other transfer by Paragon of its rights to the Brand Name occurring prior to the time that Chalone becomes a members of Brand Name LLC shall require the consent of Chalone, which consent shall not be unreasonably withheld or delayed.


                  (b) If, at the time of sale, Chalone has not yet exercised the option granted to it by the Option to Purchase Membership Interests, and the sale of the Brand Name by Brand Name LLC is to a third party not Affiliated with Paragon, and such sale consists only of the Brand Name, then the proceeds from sale of the Brand Name shall be conclusively established by the agreement of sale entered into by Brand Name LLC and said third party. If the Brand Name is sold as part of other assets to a third party not Affiliated with Paragon, and the agreement of sale does not allocate that portion of the purchase price allocable to the Brand Name, then and in such event Paragon and Chalone shall attempt to apportion the purchase price of the assets sold by Paragon between the Brand Name and the other assets sold. If the parties are unable to agree on an allocation, then the proceeds of the sale attributable to the Brand Name shall be determined by arbitration pursuant to the provisions of
Article XVIII hereof. If the Agreement of Sale does apportion the proceeds of sale to the Brand Name and the other assets sold by Paragon to the third party, then said allocation shall conclusively establish the proceeds from sale of the Brand Name for purposes of this Section 6.2. If Brand Name LLC sells its rights to the Brand Name to a party Affiliated with Paragon, and Paragon and Chalone are not able to agree upon the portion of the proceeds from sale attributable to the Brand Name, then the proceeds from sale thereof shall likewise be determined by arbitration pursuant to the provisions of Article XVIII hereof. Chalone's rights under this Section 6.2 shall terminate and be of no further force or effect upon the occurrence of any Event of Default committed by it under the provisions of Article XVII hereof or any election by Chalone not to make any payment called for by Sections 3.4, 3.5, 3.6, or 3.7 hereof and the continuation of any such election for a period of five (5) or more days beyond the due date of any payment called for by any such Section.


         6.3 Purchase of Brand Name by Joint Venture in the Event of Sale of the Assets of the Joint Venture


                  Should both of the Joint Venture Partners agree to sell all or substantially all of the assets of the Joint Venture, then and in such event, pursuant to the Revised License Agreement with Brand Name LLC, the Joint Venture shall have the option, but not the obligation, to acquire Brand Name LLC's entire interest in the Brand Name for a payment of Four Hundred Thousand Dollars ($400,000) to Brand Name LLC. The foregoing option shall not be exercisable by the Joint Venture unless and until Chalone has made all payments to Paragon called for by Sections 3.4, 3.5, 3.6, and 3.7 hereof. The payment of $400,000 by the Joint Venture to Brand Name LLC shall be made concurrently with the closing of the sale of all or substantially all of the assets of the Joint Venture. Other than as contemplated by this Section 6.3, the Joint Venture shall have no right to acquire the interest of Brand Name LLC as licensor of the Brand Name under the Revised License Agreement."


7. Amendments to Article VIII of the 1991 Joint Venture Agreement (Management of the Joint Venture)


         Article VIII of the 1991 Joint Venture Agreement is hereby amended in the following respects, and in the following respects only.

         Section 8.1(b)(iv) is hereby amended in its entirety to read as follows:


                  "(iv) Select or discharge the winemaker of the Winery or select or discharge the general manager of the Winery;"


         Section 8.1(c) is hereby amended in its entirety to read as follows:


                  "(c) The selection of a winemaker and any general manager of the Winery shall be made on the recommendation of the Managing Joint Venture Partner and approved by the Review Committee as provided by subsection (b)(iv) above; any dispute regarding the selection of a winemaker or the general manager of the Winery may not be taken to arbitration. Either Joint Venture Partner may, at any time, in its sole discretion, by notice to the other Joint Venture Partner, express "no confidence" in the general manager of the Winery or, if there is no general manager of the Winery, in the winemaker. Upon any such expression of no confidence, the Review Committee shall promptly meet to discuss the no confidence notice of the Joint Venture Partner. If, after such meeting, the Joint Venture Partner continues to express no confidence in the general manager or winemaker, as the case may be, then the Joint Venture shall proceed to discharge the general manager or the winemaker, as the case may be. In such event, the Managing Joint Venture Partner shall proceed to search for and recommend a successor to the Review Committee. The officer of the Managing Joint Venture Partner to whom the general manager of the Winery or, if there is no general manager, the winemaker of the Winery, shall report to and act under the supervision of shall be as designated from time to time by the Review Committee. If the Review Committee cannot agree upon the selection of such officer, then the individual to whom the general manager or the winemaker, as the case may be, shall report to and act under the supervision of shall be the Managing Director of the Committee as determined under Section 8.3(d) of the Joint Venture Agreement."


         Section 8.3(d) is hereby amended in its entirety to read as follows:


                  "(d) The Managing Director of the Committee shall be W. Philip Woodward, so long as Mr. Woodward serves as an officer of Chalone primarily responsible for the conduct of Chalone's day-to-day business and as long as Chalone remains the Managing Joint Venture Partner of the Joint Venture. In the event that Mr. Woodward is no longer qualified or is unable to serve, at a point in time when Chalone is the Managing Joint Venture Partner of the Joint Venture, then the position of Managing Director of the Committee shall be filled as follows: Chalone shall, by written notice to Paragon, identify three candidates each of whom is an officer or director of Chalone and each of whom, by reason of his or her education, training, experience, and knowledge of the wine business and the business of the Joint Venture, is qualified to serve as Managing Director of the Committee. The written notice shall specify, in reasonable detail, the qualifications of each candidate to serve as Managing Director of the Committee. Within thirty (30) days of receipt of the aforesaid notice from Chalone, Paragon shall notify Chalone, in writing, of its agreement to the selection of one of the three candidates identified by Chalone to serve as Managing Director of the Committee, and such person shall thereafter serve as Managing Director of the Committee pursuant to the terms and provisions of the Joint Venture Agreement. If Paragon does not notify Chalone, in writing, of its agreement to the selection of one of the three candidates identified by Chalone within thirty (30) days of Paragon's receipt of the notice from Chalone as aforesaid, then Chalone may, by notice to Paragon, select one of the three candidates identified by Chalone as the Managing Director of the Committee. In the event that Chalone ceases to be the Managing Joint Venture Partner of the Joint Venture, then the position of Managing Director of the Committee shall forthwith become vacant and the individual who shall serve as Managing Director of the Committee shall be determined by the Review Committee. The Managing Director of the Committee shall preside at all meetings of the Committee and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Committee."


         Section 8.3(f) is hereby added to the Joint Venture Agreement to read in its entirety as follows:


                  "(f) The general manager of the Winery or, if there is no general manager of the Winery, the winemaker of the Winery, shall attend all meetings of the Review Committee for the purpose of reporting on the business and activities of the Joint Venture under his or her supervision."


         Section 8.5(a) is hereby amended in its entirety to read as follows:


                  "(a) As long as it remains a Joint Venture Partner of the Joint Venture, and subject to the provisions of Section 3.9 and Article XVII of the Joint Venture Agreement and of this Section 8.5, Chalone shall serve as the Managing Joint Venture Partner of the Joint Venture. Chalone may be removed at any time as Managing Joint Venture Partner by the Review Committee. In addition, should there occur at any time a Change in Control of Chalone, then and in such event the position of Managing Joint Venture Partner shall forthwith become vacant, and the Review Committee shall select its successor; provided, however, that, if at the time of a Change in Control of Chalone, there has previously occurred a Change in Control of Paragon, then and in such event the position of the Managing Joint Venture Partner shall not become vacant, and Chalone shall continue as Managing Joint Venture Partner, notwithstanding a Change in Control of Chalone; provided further, however, that notwithstanding any Change in Control of Chalone, if the following procedure is followed, then the position of Managing Joint Venture Partner shall not become vacant, and Chalone shall continue as Managing Joint Venture Partner of the Joint Venture, to serve as such pursuant to the terms and provisions of the Joint Venture Agreement:


                  (i) Attached hereto as Exhibit D is a business plan for the Joint Venture for the three years ending December 31, 1999. The business plan establishes objectives for the Joint Venture in terms of case sales, by category of varietal wine to be produced and marketed by the Joint Venture, pricing, gross margins, and related matters. Each year thereafter, on or before December 31 of each year, the Review Committee shall revise and update the business plan. For the year ended December 31, 1997, the business plan shall be revised to address the three years ended December 31, 2000, and for the year ended December 31, 1998, the business plan shall be expanded to address the four years ended December 31, 2002. The business plan shall be updated thereafter to address the four years following adoption of the revision by the Review Committee.


                  (ii) A Change in Control  of  Chalone  shall not result in the position of Managing Joint Venture Partner becoming vacant if, by no later than thirty (30) days after the effective date of a Change in Control of Chalone, the Person(s) acquiring control of Chalone
         (hereinafter, the "Acquiror") provides written notice to Paragon specifying each of the following: (A) that the Acquiror adopts and agrees to the terms and provisions of the business plan most recently adopted by the Review Committee prior to the effective date of a Change in Control of Chalone (hereinafter, the "Benchmark Plan"); and (B) that the Acquiror agrees to take no steps to cause Chalone not to use Chalone's best reasonable efforts, as Managing Joint Venture Partner of the Joint Venture, to implement fully the terms and provisions of the Benchmark Plan.

              In the event that there occurs at any time a Change in Control of Chalone, and the Acquiror does not provide the written notice called for by paragraph (ii) above, then and in such event the position of Managing Joint Venture Partner shall forthwith become vacant, and the Review Committee shall select its successor. If the members of the Review Committee cannot agree upon a successor to the Managing Joint Venture Partner or cannot agree upon the duties and responsibilities of the successor, or if the position of Managing Joint Venture Partner remains vacant for 60 or more days after a Change in Control of Chalone, then and in such event Paragon (if it is still then a Joint Venture Partner and is not in default under this Agreement) shall have the right to appoint, in its sole discretion, the successor (which may be Paragon) to Chalone as Managing Joint Venture Partner, which successor shall assume all duties and responsibilities of Managing Joint Venture Partner of the Joint Venture, including, without limitation, the right and power, upon ninety (90) days notice, to remove Chalone as distributor of the Winery's wine in the State of California, and to appoint one or more persons to act as Chalone's successor (which persons may include Paragon), which person(s) shall assume those duties and responsibilities of Chalone as distributor of the Winery's wine in the State of California as are delegated to them by the Managing Joint Venture Partner, and shall be entitled to those rights and benefits of the distributor under the Joint Venture Agreement as are assigned to them by the Managing Joint Venture Partner; and the right and power to appoint one or more distributors (which may include Paragon) of the Winery's wine for jurisdictions outside of the State of California, pursuant to such terms and conditions as the Managing Joint Venture Partner determines. Any disagreement between the members of the Review Committee with respect to the appointment of a successor to the Managing Joint Venture Partner or with respect to the duties and responsibilities of any such successor shall not be subject to resolution by arbitration pursuant to the provisions of Article XVIII of the Joint Venture Agreement."


         Section 8.5(b) is hereby amended in its entirety to read as follows:


                  "(b) Subject to the provisions of this subsection 8.5(b), Chalone may also be removed, for cause, by Paragon (assuming Paragon is then a Joint Venture Partner and is not in default under this Agreement). A ground for removal for cause of Chalone by Paragon shall include, without limitation, in the event that there has been a Change in Control of Chalone and the Acquiror (Section 8.5(a) hereof), has provided the written notice called for by Section

         8.5(a)(ii) hereof, the subsequent failure by Chalone to use its best reasonable efforts, as Managing Joint Venture Partner of the Joint Venture, to implement fully the terms and provisions of the then applicable business plan adopted by the Review Committee. If Paragon elects to remove Chalone for cause, it shall give written notice to Chalone of its election to remove Chalone as Managing Joint Venture Partner, specifying its reasons for the election. Chalone shall have thirty (30) days within which to satisfy the concerns expressed by Paragon. If, at the end of said 30-day period, Chalone has not satisfied Paragon's concerns and if Chalone disputes Paragon's election, then the Joint Venture Partners shall submit the question of whether sufficient grounds exist to remove Chalone, for cause, as Managing Joint Venture Partner of the Joint Venture, to dispute resolution pursuant to the provisions of Article XVIII hereof. Until resolution of the dispute pursuant to Article XVIII, Chalone shall continue to serve as Managing Joint Venture Partner of the Joint Venture. If, pursuant to the dispute resolution mechanisms of Article XVIII, Paragon's election to remove Chalone as Managing Joint Venture Partner of the Joint Venture for cause is confirmed, then and in such event Paragon shall have the right to nominate and appoint the successor (which may be Paragon) to Chalone as Managing Joint Venture Partner or as manager of the Joint Venture without being a Partner of the Joint Venture. If Chalone does not agree with Paragon's nominee to serve as Managing Joint Venture Partner or manager of the Joint Venture, then either party may submit the dispute to resolution pursuant to the provisions of Article XVIII hereof, with the sole issue to be determined whether or not Paragon's nominee is fit to serve as Managing Joint Venture Partner or manager of the Joint Venture. Unless both parties agree otherwise, the aforesaid proceeding shall be brought as a separate proceeding from any proceeding brought to determine the validity of Paragon's election to remove Chalone for cause."


         Section 8.5(d)(iv) is hereby amended in its entirety to read as follows:


                  "(iv) Supervising the general manager of the Winery or, if there is no general manager of the Winery, the winemaker;"


8. Clarification of Article IX of the 1991 Joint Venture Agreement (Transfer of Joint Venture Interests)


         The Joint Venture Partners hereby confirm that the interest of a Joint Venture Partner subject to the provisions of Article IX of the 1991 Joint Venture Agreement includes the interest of the Joint Venture Partner as a member of Brand Name LLC to the extent, and only to the extent, that the Joint Venture Partner is a member of Brand Name LLC. For purposes of Section 17.2 of the Joint Venture Agreement, the interest of a Joint Venture Partner in the Joint Venture shall include the interest of the Joint Venture Partner as a member of Brand Name LLC only from and after such time as Chalone becomes a member of Brand Name LLC by the exercise of the option granted to it pursuant to the provisions of Section
3.7 of the Joint Venture Agreement. Prior to Chalone's becoming a member of Brand Name LLC, the interest of neither Joint Venture Partner of the Joint
Venture shall, for purposes of Section 17.2 of the Joint Venture Agreement, include the interest of the Joint Venture Partner as a member of Brand Name LLC. From and after the date that Chalone becomes a member of Brand Name LLC, then, for the purposes of Section 17.2 of the Joint Venture Agreement, the interest of a Joint Venture Partner in the Joint Venture shall include the Joint Venture Partner's membership in Brand Name LLC and, for purposes of Section 17.2, there shall be credited to the "Capital Account" of a Joint Venture Partner, attributable to the Partner's membership interest in Brand Name LLC, Two Hundred Thousand Dollars ($200,000).


9. Amendment to Article X of the 1991 Joint Venture Agreement (Right of Purchase Upon Change in Control)


         Article X of the 1991 Joint Venture Agreement is hereby deleted in its entirety. From and after the effective date of this Amendment, the provisions of
Article X shall have no further force or effect and, upon any "Change in Control" of a Joint Venture Partner, the other Joint Venture Partner shall have no right or option to purchase the Joint Venture Partner's interest in the Joint Venture. A Change in Control of Chalone, however, may result in the position of the Managing Joint Venture Partner becoming vacant (Section 8.5(a) of the Joint Venture Agreement), and a Change in Control of Chalone shall trigger payment of the Escalated Purchase Price Credit (Section 12.2(vii) of the Joint Venture Agreement).


10.      Amendments  to  Article  XII  of  the  1991  Joint  Venture   Agreement
         (Escalated Purchase Price Credit for Paragon)


         Article XII of the 1991 Joint Venture Agreement is hereby amended in the following respects, and in the following respects only.


         "12.2 Events Calling for Payment or Credit of Escalated Purchase Price Credit


                           The Escalated  Purchase Price Credit shall be paid to
              or credited for the benefit of Paragon upon the occurrence of any of the following events:

                           (i) A purchase  by Chalone of  Paragon's  interest in
                  the Joint Venture pursuant to the provisions of Article IX hereof;


                           (ii) A purchase by Paragon of  Chalone's  interest in
                  the Joint Venture pursuant to the provisions of Article IX hereof;


                           (iii) A sale of all or any portion of the Joint Venture as an entity or all or any portion of its assets not in the ordinary course of business;


                           (iv) A  sale  by  Paragon  of the  Brand  Name  under
                  circumstances pursuant to which Chalone is entitled to share in the proceeds from the sale of the Brand Name pursuant to
                  Section 6.2 hereof but, in such event, Chalone shall pay to Paragon the lesser of the Escalated Purchase Price Credit or its share of the proceeds from sale of the Brand Name (with the balance of the Escalated Purchase Price Credit, if not paid in full, payable upon the occurrence of any of the other events specified in this Section 12.2 or in this Agreement);


                           (v) A sale by  Chalone of its  interest  in the Joint
                  Venture pursuant to the provisions of Article IX hereof;


                           (vi) The  admission  to the Joint  Venture  of one or
                  more third-party Joint Venture Partners; or


                           (vii)    A Change in Control of Chalone.


                  If the event calling for payment or credit of the Escalated Purchase Price Credit represents a sale of less than all of a Joint Venture Partner's interest in the Joint Venture (clauses (i) or (ii) above) or a sale of less than the entire business of the Joint Venture or less than all of its assets not in the ordinary course of business (clause (iii) above), then an appropriate pro ration of the Escalated Purchase Price Credit shall be made. In all events, a pro ration of the Escalated Purchase Price Credit shall be made upon any event described in clause (vi) above equal to the percentage obtained by dividing (i) the percentage interest in the Joint Venture obtained by the new Joint Venture Partner or Partners in the Joint Venture by (ii) 50%. If the event calling for payment or credit of the Escalated Purchase Price Credit is a Change in Control of Chalone (clause (vii) above), then and in such event Chalone shall pay to Paragon an amount equal to the Escalated Purchase Price Credit within thirty (30) days after the effective date of the Change in Control of Chalone."

11. Amendments to Article XIII of the 1991 Joint Venture Agreement (Emergency Loan Assistance)


         Article XIII of the 1991 Joint Venture Agreement is hereby amended in its entirety to read as follows:


         "13.1 Termination of Emergency Loan Facility; Revision of December 28, 1995 Promissory Note


                  Pursuant to the provisions of Section 13.1 of the 1991 Joint Venture Agreement, Paragon, on or about November 2, 1995, requested emergency loan assistance from Chalone in the amount of Five Hundred Thousand Dollars ($500,000). Chalone granted this request and on or about December 28, 1995, loaned Paragon this sum. The loan is evidenced by Paragon's Promissory Note in the amount of $500,000, dated December 28, 1995, a copy of which is attached hereto as Exhibit E-1. The obligations of Paragon pursuant to said Promissory Note are secured by that certain Pledge Agreement, dated December 28, 1995, a copy of which is attached hereto as Exhibit E-2. Paragon shall have no right to make a further request of Chalone for emergency loan assistance from and after the date of this Amendment."


12. Amendments to Article XVII of the 1991 Joint Venture Agreement (Default and Dissolution)


         Article XVII of the 1991 Joint Venture Agreement is hereby amended in the following respects, and in the following respects only.


                  (a) Subsection (i), and only subsection (i), of Section 17.1 is deleted.


                  (b) Nothing in Section 17.2(a) of the 1991 Joint Venture Agreement shall require Chalone, upon any payment by Chalone for Paragon's interest in the Joint Venture, if Paragon is the "Defaulting Partner" under Section 17.2, to include, in the amount payable by Chalone to Paragon, the Escalated Purchase Price Credit twice.


                  (c) Section 17.7 is hereby added to read in its entirety as follows:


                           "17.7 Rules of Construction


                           All  references in this Article,  after the effective
                  date of the Amendment, to Sections 3.3 or 3.4 of the Joint Venture Agreement shall be deemed to refer instead to Section 3.4, 3.5, 3.6 and 3.7 of the Joint Venture

                  Agreement, as the context requires. In addition, all references to the components of a buy-out price in Section 17.2(a) of the Joint Venture Agreement (other than the component consisting of the Capital Account balance of a Joint Venture Partner) shall, to the extent not explicitly stated therein, be calculated to the extent that such item is not then reflected in the Joint Venture Partner's Capital Account."


13.      Amendments  to  Article  XVIII  of the  1991  Joint  Venture  Agreement
         (Arbitration)


         Article XVIII of the 1991 Joint Venture Agreement is hereby amended in its entirety to read as follows:


                  "18.1 Scope; Dispute Resolution Forum


                           (a) The parties agree that all disputes arising under
                  this Agreement, and all matters specifically to be submitted to arbitration under this Agreement, shall be determined as provided for in this Article XVIII. Notwithstanding the foregoing, it is not the intent of the parties hereby to mediate or arbitrate disputes that may arise from time to time among members of the Review Committee, such as matters to be decided by the Review Committee pursuant to the provisions of
                  Section 8.1(b) hereof. Any such dispute shall not be within the scope of this Article XVIII.


                           (b) Should any dispute within the scope of subsection
                  (a) of this Section 18.1 arise between the Joint Venture Partners that the Partners are incapable of resolving themselves through good faith negotiation, then such dispute or controversy shall first be submitted for mediation by J.A.M.S./ENDISPUTE ("JAMS") in San Francisco, California, pursuant to the mediation services provided by JAMS. Should the dispute between the Joint Venture Partners not be successfully mediated by JAMS within 60 days of its submission (subject to any extension agreed to by the Partners) then and in such event the dispute shall be submitted for binding arbitration, not by JAMS (unless the Partners explicitly agree to arbitration by JAMS), but in accordance with the following procedure:


                           (i) Within thirty (30) days of the date that the Partners determine to resolve their dispute by arbitration, each Partner shall notify the other of an arbitrator designated by the Partner. The two arbitrators shall promptly meet and confer in an attempt to resolve the dispute. If the two arbitrators so named are unable to resolve the dispute, they shall appoint a third arbitrator. The decision of two of the three arbitrators shall be conclusive and binding upon the parties and may be confirmed as provided by Sections 1285 et seq. of the Code of Civil Procedure. The arbitrators shall consider such evidence and follow such procedures as they may deem relevant or appropriate to resolve the dispute submitted to them.


                  18.2     Costs; Submission to Jurisdiction


                           It  is  agreed  that  the  prevailing  party  in  any
                  arbitration brought pursuant to this Article XVIII or other action arising from or relating to this Agreement shall be entitled to reimbursement of its reasonable costs and expenses, including attorneys' fees. Each Joint Venture Partner consents to the exercise over it of personal jurisdiction by the arbitrator(s) selected by the Partners to resolve any dispute hereunder."


14.      Due Execution and Validity of This Amendment


         (a) Chalone represents and warrants to Paragon that this Amendment has been duly authorized and executed by it pursuant to all necessary corporate action and, upon its due execution by Paragon, this Amendment shall be a valid and binding agreement of Chalone, enforceable against it in accordance with its terms and conditions.


         (b) Paragon hereby represents and warrants to Chalone that this Amendment has been duly authorized and executed by it pursuant to all necessary corporate action and, upon its due execution by Chalone, shall be a valid and binding agreement of Paragon, enforceable against it in accordance with its terms and conditions.


15.      Continued Validity of the 1991 Joint Venture Agreement


         Other than as expressly amended hereby, the terms and provisions of the 1991 Joint Venture Agreement shall remain in full force and effect, binding upon Chalone and Paragon and their respective successors and assigns.


--------------------------------

         IN WITNESS WHEREOF, the parties have executed this Amendment of the 1991 Joint Venture Agreement as of the day and year first above written.




                           PARAGON VINEYARD CO., INC.



                           By /s/ James H. Niven
                              ___________________________________
                               James H. Niven
                               President




                           CHALONE WINE GROUP, LTD.



                           By /s/ W. Philip Woodward
                              ___________________________________
                              W. Philip Woodward
                              President